Exhibit 99.1

Herbalife Nutrition Reports Record-Breaking Quarterly Net Sales with
22% Growth versus Prior Year; Provides 2020 and 2021 Guidance

LOS ANGELES, November 5th, 2020 – Herbalife Nutrition Ltd. (NYSE: HLF) today reported financial results for the third quarter ended
September 30, 2020.

“We achieved another net sales record for the quarter, exceeding $1.5 billion, as consumer interest in health and wellness continued to drive demand for our nutrition products,” said John Agwunobi, Chairman and CEO of Herbalife Nutrition.

HIGHLIGHTS

▪	Reported net sales of $1.5 billion for the third quarter 2020 increased 22.3% compared to the third quarter 2019 and represents the largest quarterly result in Company history.

▪	Excluding the impact of foreign exchange rates and Venezuela, net sales increased 25.1% during the third quarter compared to 2019.

▪	Volume points of 1.9 billion, also a quarterly record for the Company, increased 23.2% compared to the third quarter 2019.

▪	This is the tenth consecutive quarter of year-over-year volume point growth.

▪	Year-over-year volume point growth in all six geographic regions with four of six regions delivering double-digit increases.

▪
Third quarter 2020 reported diluted EPS of $1.04 and adjusted[1] diluted EPS of $1.15, compared to $0.58 and $0.73, respectively, for the third quarter 2019, which were negatively impacted in 2020 by expenses of approximately $3.2 million, or $0.02 per diluted share, and in third quarter 2019 of $5.8 million, or $0.03 per diluted share, related to the China Growth and Impact Investment Program.

▪
During the third quarter, the Company repurchased approximately 16.4 million of its common shares at an aggregate cost of approximately $800 million, including $750 million from the modified Dutch auction tender offer completed in August 2020.

▪	Providing Q4 and FY 2020 net sales guidance ranges of 10.0% - 20.0% and 12.2% - 14.7% growth, respectively.

▪	Initial FY 2021 net sales guidance range of 3.0% - 11.0% growth, as well as reported and adjusted[1] diluted EPS guidance ranges of $3.50 - $4.00 and $3.65 – $4.15, respectively.

_________________
1 Adjusted diluted EPS is a non-GAAP measure and excludes the impact of: non-cash interest expense and amortization associated with the Company’s convertible notes, expenses related to regulatory inquiries and legal accruals, China grant income, contingent value rights revaluation, income related to finalization of insurance recoveries, debt issuance costs related to the senior secured credit facility amendment, Mexico VAT assessment, and net expenses related to the COVID-19 pandemic. See Schedule A – “Reconciliation of Non-GAAP Financial Measures” for a detailed reconciliation of adjusted net income to net income calculated in accordance with GAAP and a reconciliation of adjusted diluted EPS to diluted EPS calculated in accordance with GAAP and a discussion of why we believe these non-GAAP measures are useful. See the “Outlook” discussion below and the related footnotes for additional information regarding adjusted diluted EPS guidance.

Third Quarter 2020 Key Metrics2

Regional Volume Points

	Volume Points
Region	3Q '20 (mil)	Yr/Yr % Chg
North America	501.0	51.5%
Asia Pacific	448.9	10.4%
EMEA	423.1	34.2%
Mexico	232.3	7.3%
South and Central America	150.7	15.8%
China	143.5	0.8%
Worldwide Total	1,899.5	23.2%

Regional Net Sales and Foreign Exchange (“FX”) Impact

Region	Reported Net Sales 3Q’20 (mil)	Growth/Decline including FX vs. 3Q‘19	Growth excluding FX vs. 3Q ‘19
North America	$ 398.7	55.1%	55.1%
Asia Pacific	$ 355.8	9.6%	10.9%
EMEA	$ 334.3	38.0%	39.7%
Mexico	$ 110.3	(5.3%)	7.6%
South & Central America (a)	$ 102.7	7.7%	*
China	$ 220.0	5.4%	4.2%
Worldwide Total	$ 1,521.8	22.3%	*
South & Central America excl. Venezuela (a)	$ 102.2	7.6%	22.9%
Worldwide Total excl Venezuela (a)	$ 1,521.3	22.3%	25.1%

(a) Venezuela has been generally impacted by significant price increases and erosion in foreign currency exchange rates. Venezuela represents less than 1% of the Company’s consolidated net sales.  See Schedule A – “Reconciliation of Non-GAAP Financial Measures” for a discussion of why we believe adjusting for Venezuela is useful.
* Figure not meaningful due to significant foreign currency fluctuations in Venezuela and the price increases implemented as a result thereof that, when considered in isolation, have a disproportionately large impact on the Company’s South and Central American region and consolidated results. Amounts were 35.4% and 26.1% for South & Central America and Worldwide Total, respectively.

_______________________
2 Supplemental tables that include Average Active Sales Leader and additional business metrics can be found at http://ir.Herbalife.com.

Outlook

Following is the Company’s fourth quarter 2020, full year 2020 and full year 2021 guidance based on current business trends:

	Three Months Ending		Twelve Months Ending
	December 31, 2020		December 31, 2020
	Low	High	Low	High
Volume Point Growth vs 2019	10.0%	20.0%	12.9%	15.4%
Net Sales Growth vs 2019 (a)	10.0%	20.0%	12.2%	14.7%
Diluted EPS (a) (b)	$0.45	$0.75	$2.63	$2.93
Adjusted Diluted EPS (a) (b) (c)	$0.55	$0.85	$3.48	$3.78
Cap Ex ($ millions)	$35.0	$55.0	$110.0	$130.0
Effective Tax Rate (a) (b)	17.5%	36.5%	24.5%	27.5%
Adjusted Effective Tax Rate (a) (b) (c)	12.5%	31.5%	19.7%	22.7%
Net Sales Growth vs. 2019 (Currency Adjusted) (a) (d)	13.5%	23.5%	15.8%	18.3%
Adjusted Diluted EPS (Currency Adjusted) (a) (b) (c) (d)	$0.65	$0.95	$3.78	$4.08

	Twelve Months Ending
	December 31, 2021
	Low	High
Volume Point Growth vs 2020	0.0%	8.0%
Net Sales Growth vs 2020 (a)	3.0%	11.0%
Diluted EPS (a) (b)	$3.50	$4.00
Adjusted Diluted EPS (a) (b) (c)	$3.65	$4.15
Cap Ex ($ millions)	$175.0	$225.0
Effective Tax Rate (a) (b)	20.8%	26.8%
Adjusted Effective Tax Rate (a) (b) (c)	20.0%	26.0%
Net Sales Growth vs. 2020 (Currency Adjusted) (a) (e)	2.2%	10.2%
Adjusted Diluted EPS (Currency Adjusted) (a) (b) (c) (e)	$3.65	$4.15

(a) Excludes any future potential Venezuela currency devaluations and associated pricing and inflationary consequences.

(b) Excludes the following items that cannot be accurately predicted: any future potential ongoing tax effects from the exercise of equity awards that could impact the Company's tax rate due to the stock compensation accounting standard, benefits from future potential China grant income, any future potential dilution from the Company’s convertible notes due in 2024, as well as any impact of the China Growth and Impact Investment Program.

(c) Adjusted diluted EPS and adjusted effective tax rate excludes the impact of: non-cash interest expense and amortization associated with the Company’s convertible notes, expenses related to regulatory inquiries and legal accruals, China grant income, debt issuance costs related to the senior secured credit facility amendment, and net expenses related to the COVID-19 pandemic, as detailed in Schedule A. See Schedule A – “Reconciliation of Non-GAAP Financial Measures” for a detailed reconciliation of adjusted diluted EPS to diluted EPS calculated in accordance with GAAP and a discussion of why the Company believes these non-GAAP measures are useful.

(d) Currency adjusted net sales and adjusted diluted EPS represent projections translated into US dollars at currency rates equal to the average rates used to translate 2019 fourth quarter and full year net sales and diluted EPS and adjusted for items such as hedging gains/losses and Venezuela to be directly comparable to 2019 values.

(e) Currency adjusted net sales and adjusted diluted EPS represent projections translated into US dollars at currency rates equal to the average rates used to translate 2020 full year net sales and diluted EPS and adjusted for items such as hedging gains/losses and Venezuela to be directly comparable to 2020 values.

▪
With respect to guidance, the Company cannot accurately predict the impact to its share base from any future share repurchases in 2020 or 2021. Accordingly, any impact thereof is excluded from the guidance tables above.

▪	Guidance is based on the average daily exchange rates during the first two weeks of October 2020.

▪	Adjusted(a)(b)(c) diluted EPS guidance for the fourth quarter 2020 includes a projected currency headwind of approximately $0.10 per diluted share versus the fourth quarter of 2019.

▪	Full year 2020 adjusted(a)(b)(c) diluted EPS guidance includes a projected currency headwind of approximately $0.30 per diluted share versus the full year of 2019.

▪	Full year 2021 adjusted(a)(b)(c) diluted EPS guidance is currency neutral compared to 2020.

Warrants

In an effort to return value to shareholders, the Company’s Board of Directors has declared a distribution of warrants to holders of its common shares. The record date for the distribution is November 16, 2020, and each holder of Herbalife Nutrition common shares will be entitled to receive one warrant for every four Herbalife Nutrition common shares held. Each warrant will entitle the warrant holder to purchase one common share of Herbalife Nutrition for a purchase price of $67.50 and the distribution of the warrants will be made on December 14, 2020. The warrants will have a term of seven years and will be exercisable only on the expiration date. The Company expects to list the warrants on The New York Stock Exchange.

Earnings Conference Call

Herbalife Nutrition senior management will host an investor conference call to discuss its recent financial results and provide an update on current business trends on Thursday, November 5th, 2020, at 2:30 p.m. PT (5:30 p.m. ET).

The dial-in number for this conference call for domestic callers is (833) 962-1459, and (956) 394-3596 for international callers (conference ID: 9991856). Live audio of the conference call will be simultaneously webcast in the investor relations section of the Company's website at http://ir.Herbalife.com.

An audio replay will be available following the completion of the conference call in MP3 format or by dialing (855) 859-2056 for domestic callers or (404) 537-3406 for international callers (conference ID: 9991856). The webcast of the teleconference will be archived and available on Herbalife Nutrition's website.

About Herbalife Nutrition Ltd.

Herbalife Nutrition is a global company that has been changing people's lives with great nutrition products and a proven business opportunity for its independent distributors since 1980. The Company offers high-quality, science-backed products, sold in over 90 countries by entrepreneurial distributors who provide one-on-one coaching and a supportive community that inspires their customers to embrace a healthier, more active lifestyle. Through the Company’s global campaign to eradicate hunger, Herbalife Nutrition is also committed to bringing nutrition and education to communities around the world.

For more information, please visit IAmHerbalifeNutrition.com.

Herbalife Nutrition also encourages investors to visit its investor relations website at ir.herbalife.com as financial and other information is updated and new information is posted.

Media Contact:
Jennifer Butler
VP, Media Relations
213.745.0420

Investor Contact:
Eric Monroe
Senior Director, Investor Relations
213.745.0449

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, many of which are beyond our control. Additionally, many of these risks and uncertainties are, and may continue to be, amplified by the COVID-19 pandemic. Important factors that could cause our actual results, performance and achievements, or industry results, to differ materially from estimates or projections contained in or implied by our forward-looking statements include, among others, the following:

●	the potential impacts of the COVID-19 pandemic on us, our Members, and the world economy (including our customers and our supply chain);
●	our relationship with, and our ability to influence the actions of, our Members;
●	improper action by our employees or Members in violation of applicable law;
●	adverse publicity associated with our products or network marketing organization, including our ability to comfort the marketplace and regulators regarding our compliance with applicable laws;
●	changing consumer preferences and demands;
●	the competitive nature of our business;
●
regulatory matters governing our products, including potential governmental or regulatory actions concerning the safety or efficacy of our products and network marketing program, including the direct selling markets in which we operate;

●	legal challenges to our network marketing program;
●	the Consent Order entered into with the FTC, the effects thereof and any failure to comply therewith;
●
risks associated with operating internationally and the effect of economic factors, including foreign exchange, inflation, disruptions or conflicts with our third-party importers, and pricing and currency devaluation risks, especially in countries such as Venezuela;

●	uncertainties relating to interpretation and enforcement of legislation in China governing direct selling and anti-pyramiding;
●	our inability to obtain or maintain the necessary licenses for our direct selling business in China and elsewhere;
●	adverse changes in the Chinese economy;
●	our dependence on increased penetration of existing markets;
●	any material disruption to our business caused by natural disasters, other catastrophic events, acts of war or terrorism, viral outbreaks and other similar epidemics, or cybersecurity incidents;
●
noncompliance by us or our Members with any privacy laws or any security breach by us or a third party involving the misappropriation, loss, or other unauthorized use or disclosure of confidential information;

●	contractual limitations on our ability to expand our business;
●	our reliance on our information technology infrastructure and outside manufacturers;

●	the sufficiency of our trademarks and other intellectual property rights;
●	product concentration;
●	our reliance upon, or the loss or departure of any member of, our senior management team which could negatively impact our Member relations and operating results;
●	U.S. and foreign laws and regulations applicable to our operations;
●	uncertainties relating to the United Kingdom’s exit from the European Union;
●	restrictions imposed by covenants in our existing indebtedness;
●	risks related to our convertible notes;
●	changes in, and uncertainties relating to, the application of transfer pricing, duties, value added taxes, and other tax laws, treaties, and regulations, or their interpretation;
●	taxation relating to our Members;
●	product liability claims;
●	our incorporation under the laws of the Cayman Islands;
●	whether we will purchase any of our shares in the open markets or otherwise, and if so, the prices paid in connection with such acquisitions; and
●	share price volatility related to, among other things, speculative trading and certain traders shorting our common shares.
We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Results of Operations

Herbalife Nutrition Ltd. and Subsidiaries
Condensed Consolidated Statements of Income
(In millions, except per share amounts, unaudited)

	Three Months Ended		Nine Months Ended
	9/30/2020	9/30/2019	9/30/2020	9/30/2019

North America	$398.7	$257.1	$1,062.4	$791.9
EMEA	334.3	242.3	893.3	756.9
Asia Pacific	355.8	324.5	969.8	918.6
Mexico	110.3	116.5	321.6	357.0
China	220.0	208.7	619.4	546.1
South and Central America	102.7	95.4	264.6	286.3
Worldwide Net Sales	1,521.8	1,244.5	4,131.1	3,656.8
Cost of Sales	322.7	243.4	841.2	728.2
Gross Profit	1,199.1	1,001.1	3,289.9	2,928.6
Royalty Overrides	463.1	363.8	1,251.2	1,090.1
Selling, General, and Administrative Expenses	529.7	500.1	1,559.5	1,412.5
Other Operating Income (1)	(0.6)	(6.4)	(13.0)	(33.7)
Operating Income	206.9	143.6	492.2	459.7
Interest Expense, net	35.2	31.6	89.0	104.0
Other Income, net (2)	-	(1.3)	-	(15.7)
Income Before Income Taxes	171.7	113.3	403.2	371.4
Income Taxes	33.6	31.8	104.4	117.1
Net Income	$138.1	$81.5	$298.8	$254.3

Weighted-Average Shares Outstanding:
Basic	129.2	137.4	135.0	137.3
Diluted	132.5	140.0	137.8	142.3

Earnings Per Share:
Basic	$1.07	$0.59	$2.21	$1.85
Diluted	$1.04	$0.58	$2.17	$1.79

(1) Other Operating Income for the three and nine months ended September 30, 2020 and for the three months ended September 30, 2019 relates to certain China government grant income.  Other Operating Income for the nine months ended September 30, 2019  relates to certain China government grant income and income related to the finalization of insurance recoveries in connection with the flooding at one of the Company's warehouses in Mexico during September 2017.

(2) Other Income, net for the three and nine months ended September 30, 2019 relates to the gain on revaluation of the Contingent Value Rights (CVR) issued in connection with the October 2017 modified Dutch auction tender offer.

Herbalife Nutrition Ltd. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions, unaudited)

	Sep 30,	Dec 31,
	2020	2019

ASSETS
Current Assets:
Cash and cash equivalents	$1,034.6	$839.4
Receivables, net	109.3	79.7
Inventories	434.1	436.2
Prepaid expenses and other current assets	154.1	132.9
Total Current Assets	1,732.1	1,488.2

Property, plant and equipment, net	369.7	371.5
Operating lease right-of-use assets	185.2	189.5
Marketing-related intangibles and other intangible assets, net	310.1	310.1
Goodwill	88.7	91.5
Other assets	235.4	227.8
Total Assets	$2,921.2	$2,678.6

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities:
Accounts payable	$102.6	$81.6
Royalty overrides	339.8	294.1
Current portion of long-term debt	24.9	24.1
Other current liabilities	625.4	564.6
Total Current Liabilities	1,092.7	964.4

Non-current liabilities:
Long-term debt, net of current portion	2,403.7	1,778.9
Non-current operating lease liabilities	171.3	169.9
Other non-current liabilities	166.4	155.4
Total Liabilities	3,834.1	3,068.6

Commitments and Contingencies

Shareholders' deficit:
Common shares	0.1	0.1
Paid-in capital in excess of par value	335.8	366.6
Accumulated other comprehensive loss	(229.7)	(212.5)
Accumulated deficit	(690.2)	(215.3)
Treasury stock	(328.9)	(328.9)
Total Shareholders' Deficit	(912.9)	(390.0)

Total Liabilities and Shareholders' Deficit	$2,921.2	$2,678.6

Herbalife Nutrition Ltd. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In millions, unaudited)

	Nine Months Ended
	9/30/2020	9/30/2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$298.8	$254.3
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	74.3	73.4
Share-based compensation expenses	37.9	29.7
Non-cash interest expense	19.7	37.5
Deferred income taxes	10.5	8.0
Inventory write-downs	10.6	17.9
Foreign exchange transaction loss	14.3	4.0
Other	2.1	(10.4)
Changes in operating assets and liabilities:
Receivables	(37.6)	(35.7)
Inventories	(26.6)	(63.5)
Prepaid expenses and other current assets	(31.0)	2.7
Accounts payable	22.6	(2.9)
Royalty overrides	55.3	5.9
Other current liabilities	74.2	(18.0)
Other	(9.0)	(2.0)
NET CASH PROVIDED BY OPERATING ACTIVITIES	516.1	300.9

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(75.6)	(79.5)
Other	0.1	-
NET CASH USED IN INVESTING ACTIVITIES	(75.5)	(79.5)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings from senior secured credit facility, net of discount	30.2	-
Principal payments on senior secured credit facility and other debt	(15.9)	(17.4)
Repayment of convertible senior notes	-	(675.0)
Proceeds from senior notes	600.0	-
Debt issuance costs	(7.8)	-
Share repurchases	(844.2)	(9.9)
Other	2.6	2.5
NET CASH USED IN FINANCING ACTIVITIES	(235.1)	(699.8)
EFFECT OF EXCHANGE RATE CHANGES ON CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(10.1)	(13.4)
NET CHANGE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	195.4	(491.8)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, BEGINNING OF PERIOD	847.5	1,215.0
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, END OF PERIOD	$1,042.9	$723.2

Supplemental Information

SCHEDULE A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited and unreviewed), (All tables provide Dollars in millions, except per Share Data)

In addition to its reported results and guidance calculated in accordance with GAAP, the Company has included in this release adjusted net income and adjusted diluted EPS, performance measures that the Securities and Exchange Commission defines as “non-GAAP financial measures.”  Management believes that such non-GAAP financial measures, when read in conjunction with the Company’s reported or forecasted results, in each case calculated in accordance with GAAP, can provide useful supplemental information for investors because they facilitate a period to period comparative assessment of the Company’s operating performance relative to its performance based on reported or forecasted results under GAAP, while isolating the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the Company’s operations and underlying operational performance.  The Company’s definition of adjusted net income and adjusted diluted earnings per share may not be comparable to similarly titled measures used by other companies because other companies may not calculate them in the same manner as the Company does and should not be viewed in isolation from nor as alternatives to net income or diluted EPS calculated in accordance with GAAP.

The impact of foreign currency fluctuations in Venezuela and the price increases the Company implements as a result of the highly inflationary economy in that market can each, when considered in isolation, have a disproportionately large impact to the Company’s consolidated results despite the offsetting nature of these drivers and that net sales in Venezuela, which represent less than 1% of the Company’s consolidated net sales, are not material to our consolidated results. Therefore, in certain instances, the Company believes it is helpful to provide additional information with respect to these factors as reported and excluding the impact of Venezuela to illustrate the disproportionate nature of Venezuela’s individual pricing and foreign exchange impact to the Company’s consolidated results. However, excluding the impact of Venezuela from these measures is not in accordance with U.S. GAAP and should not be considered in isolation or as an alternative to the presentation and discussion thereof calculated in accordance with U.S. GAAP.

The following is a reconciliation of net income, presented and reported in accordance with U.S. generally accepted accounting principles, to net income adjusted for certain items:

	Three Months Ended		Nine Months Ended
	9/30/2020	9/30/2019	9/30/2020	9/30/2019
		(in millions)

Net income, as reported	$138.1	$81.5	$298.8	$254.3
Expenses related to regulatory inquiries and legal accruals (1) (2) (3)	0.4	1.9	85.7	34.1
Non-cash interest expense and amortization of non-cash issuance costs (1) (2) (4)	5.5	8.7	16.2	33.0
China grant income (1) (2)	(0.6)	(6.4)	(13.0)	(27.7)
Contingent Value Rights revaluation (1) (2)	-	(1.3)	-	(15.7)
Income related to finalization of insurance recoveries (1) (2) (5)	-	-	-	(6.0)
Debt issuance costs related to the senior secured credit facility amendment (1) (2) (6)	-	-	0.5	-
Mexico VAT assessment (1) (2)	-	19.0	-	19.0
Net expenses related to COVID-19 pandemic (1) (2)	4.7	-	16.6	-
Income tax adjustments for above items (1) (2)	3.9	(1.4)	(3.0)	2.6
Net income, as adjusted (7)	$152.1	$102.1	$401.8	$293.7

The following table is a reconciliation of diluted shares outstanding, as presented and reported in accordance with GAAP, to adjusted diluted shares outstanding, adjusted to include the impact of outstanding capped call transactions in 2019. The Company's outstanding capped call transactions were anti-dilutive and not included in GAAP earnings per share for 2019 because they were intended to mitigate the dilutive effect of the Company's convertible notes due 2019, if the trading price of the Company's stock exceeded the conversion price, up to a certain level. Therefore, the Company has adjusted the diluted shares outstanding to include the impact of the capped calls, based on the average share price for the period that the capped calls were anti-dilutive.

	Three Months Ended		Nine Months Ended
	9/30/2020	9/30/2019	9/30/2020	9/30/2019
	(in millions)

Diluted shares outstanding, as reported	132.5	140.0	137.8	142.3
Impact of capped call transactions	-	-	-	(1.3)
Diluted shares outstanding, as adjusted	132.5	140.0	137.8	141.0

The following is a reconciliation of diluted earnings per share, presented and reported in accordance with U.S. generally accepted accounting principles, to diluted earnings per share adjusted for certain items.

	Three Months Ended		Nine Months Ended
	9/30/2020	9/30/2019	9/30/2020	9/30/2019
		(per share)

Diluted earnings per share, as reported	$1.04	$0.58	$2.17	$1.79
Impact of adjusted shares outstanding	-	-	-	0.01
Diluted earnings per share using adjusted diluted shares outstanding	$1.04	$0.58	$2.17	$1.80

Expenses related to regulatory inquiries and legal accruals (1) (2) (3)	-	0.01	0.62	0.24
Non-cash interest expense and amortization of non-cash issuance costs (1) (2) (4)	0.04	0.06	0.12	0.23
China grant income (1) (2)	-	(0.05)	(0.09)	(0.20)
Contingent Value Rights revaluation (1) (2)	-	(0.01)	-	(0.11)
Income related to finalization of insurance recoveries (1) (2) (5)	-	-	-	(0.04)
Debt issuance costs related to the senior secured credit facility amendment (1) (2) (6)	-	-	-	-
Mexico VAT assessment (1) (2)	-	0.14	-	0.13
Net expenses related to COVID-19 pandemic (1) (2)	0.04	-	0.12	-
Income tax adjustments for above items (1) (2)	0.03	(0.01)	(0.02)	0.02
Adjusted diluted earnings per adjusted share (7)	$1.15	$0.73	$2.92	$2.08

(1) Based on interim income tax reporting rules, these expenses are not considered discrete items. As a result, the Company's full year effective tax rate is impacted by these items. When applying the full year effective tax rate to year-to-date income, the Company's year-to-date tax provision recorded with respect to these non-GAAP adjustments is different from the forecasted full-year tax provision impact of these items. As a consequence, adjustments to the year-to-date and quarterly tax impacts will be recorded as the adjusted full year effective tax rate is applied to income in subsequent periods. Additionally, adjustments to items unrelated to these non-GAAP adjustments may have an effect on the income tax impact of these non-GAAP adjustments in subsequent periods. The Company plans to update the income tax impact of these items in subsequent interim reporting periods.

(2) Excludes tax (benefit)/expense as follows:
	Three Months Ended		Nine Months Ended
	9/30/2020	9/30/2019	9/30/2020	9/30/2019
		(in millions)

Expenses related to regulatory inquiries and legal accruals	$4.3	$1.3	$(4.7)	$(3.2)
Non-cash interest expense and amortization of non-cash issuance costs	(0.4)	(0.7)	0.2	(1.3)
China grant income	0.3	1.7	3.6	8.1
Contingent Value Rights revaluation	-	(0.5)	-	1.3
Income related to finalization of insurance recoveries	-	(0.4)	-	0.5
Debt issuance costs related to the senior secured credit facility amendment	-	-	(0.1)	-
Mexico VAT assessment	-	(2.8)		(2.8)
Net expenses related to COVID-19 pandemic	(0.3)	-	(2.0)	-
Total income tax adjustments	$3.9	$(1.4)	$(3.0)	$2.6

	Three Months Ended		Nine Months Ended
	9/30/2020	9/30/2019	9/30/2020	9/30/2019
		(per share)

Expenses related to regulatory inquiries and legal accruals	$0.03	$0.01	$(0.03)	$(0.02)
Non-cash interest expense and amortization of non-cash issuance costs	-	(0.01)	-	(0.01)
China grant income	-	0.01	0.03	0.06
Contingent Value Rights revaluation	-	-	-	0.01
Income related to finalization of insurance recoveries	-	-	-	-
Debt issuance costs related to the senior secured credit facility amendment	-	-	-	-
Mexico VAT assessment	-	(0.02)	-	(0.02)
Net expenses related to COVID-19 pandemic	-	-	(0.01)	-
Total income tax adjustments (7)	$0.03	$(0.01)	$(0.02)	$0.02

(3) Includes legal accrual recorded during the nine months ended September 30, 2020 of $83.1 million relating to the SEC and DOJ investigations on the FCPA matter in China, and legal accrual recorded during the nine months ended September 30, 2019 of $19.0 million relating to the
SEC investigation on our disclosures regarding our marketing plan in China, as described in the Company's Form 10-Q for the quarter ended
September 30, 2020.
(4) Relates to non-cash expense on the Company's 2.00% convertible senior notes due 2019 and the related prepaid forward share repurchase contracts and the 2.625% convertible senior notes due 2024.
(5) Relates to the finalization of insurance recoveries in connection with the flooding at one of the Company's warehouses in Mexico during
September 2017, which damaged certain of the Company's inventory stored within the warehouse.
(6) Relates to costs incurred in the amendment of the senior secured credit facility which, among other things, extended the maturity, increased borrowings and reduced interest rate of both Term Loan A and 2018 Revolving Credit Facility. There is no per share amount due to rounding.
(7) Amounts may not total due to rounding.

The following is a reconciliation of diluted earnings per share guidance, presented in accordance with U.S. generally accepted accounting principles, to adjusted diluted earnings per share guidance.

	Three Months Ending	Twelve Months Ending
	December 31, 2020	December 31, 2020

Diluted EPS Guidance	$0.45 - $0.75	$2.63 - $2.93
Non-cash interest expense and amortization of non-cash issuance costs (1)	0.04	0.16
China Grant Income (2)	0.00	(0.10)
Expenses related to regulatory inquiries and legal accruals (3)	0.01	0.65
Net expenses related to the Covid-19 pandemic (4)	0.00	0.12
Debt issuance costs related to the senior secured credit facility amendment (5)	0.00	0.00
Income tax adjustments for above items (6)	0.04	0.01
Adjusted diluted EPS guidance (7)	$0.55 - $0.85	$3.48 - $3.78

(1) Relates to non-cash expense on our convertible notes and prepaid forward share repurchase contract. Excludes tax impact of $5.4 million for the three months ending December 31, 2020.
(2) Excludes tax impact of $0.1 million and $13.0 million for the three months and twelve months ending December 31, 2020, respectively.
(3) Excludes tax impact of $4.1 million and $0.6 million for the three months and twelve months ending December 31, 2020, respectively.
(4) Excludes tax impact of $0.4 million and $1.7 million for the three months and twelve months ending December 31, 2020, respectively.
(5) Excludes tax impact of $0.9 million and $0.1 million for the three months and twelve months ending December 31, 2020, respectively.
(6) Aggregates the individual tax impacts of each item as described in greater detail in footnotes 2 through 5 above.
(7) Amounts may not total due to rounding.

The following is a reconciliation of diluted earnings per share guidance, presented in accordance with U.S. generally accepted accounting principles, to adjusted diluted earnings per share guidance.

Twelve Months Ending
December 31, 2021

Diluted EPS Guidance	$3.50 - $4.00
Non-cash interest expense and amortization of non-cash issuance costs (1)	0.13
Expenses related to regulatory inquiries	0.02
Adjusted diluted EPS guidance	$3.65 - $4.15

(1) Relates to non-cash expense on our convertible notes.